SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ______)

Filed by the Registrant ¢
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
¢	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Berkshire Hills Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
¢	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
N/A

(2)	Aggregate number of securities to which transactions applies:
N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
N/A

(4)	Proposed maximum aggregate value of transaction:
N/A

(5)	Total fee paid:
N/A

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
N/A

(2)	Form, Schedule or Registration Statement No.:
N/A

(3)	Filing Party:
N/A

(4)	Date Filed:
N/A

[BERKSHIRE HILLS BANCORP LOGO]

April 2, 2007

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Berkshire Hills Bancorp, Inc. The meeting will be held at the Crowne Plaza Hotel, One West Street, Pittsfield, Massachusetts on Thursday, May 3, 2007 at 10:00 a.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. Directors and officers of the Company, as well as a representative of Wolf & Company, P.C., the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of stockholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card promptly. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Michael P. Daly	/s/ Lawrence A. Bossidy

Michael P. Daly	Lawrence A. Bossidy
President and Chief Executive Officer	Non-Executive Chairman of the Board

[Berkshire Hills Bancorp Logo]

24 North Street
Pittsfield, Massachusetts 01201
(413) 443-5601

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m. on Thursday, May 3, 2007

PLACE	Crowne Plaza Hotel
One West Street
Pittsfield, Massachusetts

ITEMS OF BUSINESS	(1)	To elect four directors to serve for a term of three years.

(2)	To ratify the selection of Wolf & Company, P.C. as our independent registered public accounting firm for fiscal year 2007.

(3)	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

RECORD DATE	To vote, you must have been a stockholder at the close of business on March 15, 2007.

PROXY VOTING
It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. Voting instructions are printed on your proxy or voting instruction card and included in the accompanying proxy statement. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

/s/ Gerald A. Denmark

Gerald A. Denmark
Corporate Secretary
April 2, 2007

Berkshire Hills Bancorp, Inc.

Proxy Statement

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Berkshire Hills Bancorp, Inc. (the “Company” or “Berkshire Hills”) to be used at the annual meeting of stockholders of the Company. The Company is the holding company for Berkshire Bank (the “Bank”). The annual meeting will be held at the Crowne Plaza Hotel, One West Street, Pittsfield, Massachusetts on Thursday, May 3, 2007 at 10:00 a.m., local time. This proxy statement and the enclosed proxy card are being mailed to stockholders of record on or about April 2, 2007.

Voting and Proxy Procedure

Who Can Vote at the Meeting

You are entitled to vote your Company common stock if the records of the Company show that you held your shares as of the close of business on March 15, 2007. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker how to vote.

As of the close of business on March 15, 2007, there were 8,776,036 shares of Company common stock outstanding. Each share of common stock has one vote. The Company’s Certificate of Incorporation provides that a record owner of the Company’s common stock who beneficially owns, either directly or indirectly, in excess of 10% of the Company’s outstanding shares, is not entitled to any vote in respect of the shares held in excess of the 10% limit.

Attending the Meeting

If you were a stockholder as of the close of business on March 15, 2007, you may attend the meeting. However, if you held your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Company common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote Required

A majority of the outstanding shares of common stock entitled to vote is required to be represented at the meeting to constitute a quorum for the transaction of business. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors are elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld will have no effect on the outcome of the election.

In voting to ratify the appointment of Wolf & Company, P.C. as our independent registered public accounting firm, you may vote in favor of the proposal, against the proposal or abstain from voting. To be approved, this matter requires the affirmative vote of a majority of the votes cast at the annual meeting. Abstentions will not be counted as votes cast and will have no effect on the voting.

Voting by Proxy

The Company’s Board of Directors is sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named on the enclosed proxy card. All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends that you vote:

•	for each of the nominees for director; and

•	for ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your Company common stock may be voted by the persons named in the proxy card on the new meeting date, provided such new meeting occurs within 30 days of the annual meeting and you have not revoked your proxy. The Company does not currently know of any other matters to be presented at the meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy or attend the meeting and vote your shares in person by ballot. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

If your Company common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please review the proxy card or instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.

Participants in the Berkshire Bank ESOP or Berkshire Bank 401(k) Plan

If you participate in the Berkshire Bank Employee Stock Ownership Plan (the “ESOP”) or if you hold Berkshire Hills common stock through the Berkshire Bank 401(k) Plan (the “401(k) Plan”), you will receive cards for both plans that reflect all shares you may vote under the plans. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of Company common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee as to the shares in the Berkshire Hills Bancorp, Inc. Stock Fund credited to his or her account. The trustee, subject to its fiduciary responsibilities, will vote all shares for which no instructions are given or for which instructions were not timely received in the same proportion as shares for which the trustee received voting instructions. The deadline for returning your voting instructions is April 23, 2007.

Corporate Governance

General

The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.

Code of Business Conduct

The Company has adopted a Code of Business Conduct that is designed to promote the highest standards of ethical conduct by the Company’s directors, executive officers and employees. The Code of Business Conduct requires that the Company’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Under the terms of the Code of Business Conduct, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Business Conduct. A copy of the Code of Business Conduct can be found in the Governance Documents portion of the Investor Relations section of the Company’s website (www.berkshirebank.com).

As a mechanism to encourage compliance with the Code of Business Conduct, the Company has established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls and auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. The Code of Business Conduct also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code of Business Conduct.

Meetings of the Board of Directors

The Company conducts business through meetings of its Board of Directors and through activities of its committees. During 2006, the Board of Directors held ten meetings. All of the current directors attended at least 75% of the total number of the board meetings held and committee meetings on which such directors served during 2006.

Committees of the Board of Directors

The following table identifies our standing committees and their members. All members of each committee are independent in accordance with the listing standards of the Nasdaq Stock Market, Inc. The charters of all three committees are available in the Governance Documents portion of the Investor Relations section of the Company’s website (www.berkshirebank.com).

Director	Audit Committee	Compensation Committee	Corporate Governance/ Nominating Committee

Wallace W. Altes
Lawrence A. Bossidy		X	X*
Michael P. Daly
John B. Davies	X	X
Rodney C. Dimock
David B. Farrell	X*
Cornelius D. Mahoney			X
Edward G. McCormick		X	X
Catherine B. Miller		X*	X
David E. Phelps	X
D. Jeffrey Templeton
Corydon L. Thurston	X

Number of Meetings in 2006	6	6	5
__________________________
* Denotes Chairperson

Audit Committee. The Audit Committee assists the Board of Directors in its oversight of the Company’s accounting and reporting practices, the quality and integrity of the Company’s financial reports and the Company’s compliance with applicable laws and regulations. The Committee is also responsible for engaging the Company’s independent registered public accounting firm and monitoring its conduct and independence. The Board of Directors has designated David B. Farrell as an audit committee financial expert under the rules of the Securities and Exchange Commission. Mr. Farrell is independent under the listing standards of the Nasdaq Stock Market, LLC applicable to audit committee members. The report of the Audit Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement. See “Audit Committee Report.”

Compensation Committee. The Compensation Committee approves the compensation objectives for the Company and the Bank and establishes the compensation for the CEO and other executives. The Compensation Committee reviews all compensation components for the Company’s CEO and other highly compensated executive officers’ compensation including base salary, annual incentive, long-term incentives/equity, benefits and other perquisites. In addition to reviewing competitive market values, the Compensation Committee also examines the total compensation mix, pay-for-performance relationship, and how all elements, in the aggregate, comprise the executive’s total compensation package. Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors. See “Compensation Discussion and Analysis” for more information regarding the role of the Compensation Committee, management and compensation consultants in determining and/or recommending the amount or form of executive compensation. The report of the Compensation Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement. See “Compensation Committee Report.”

Corporate Governance/Nominating Committee. The Company’s Corporate Governance/Nominating Committee assists the Board of Directors in: (1) identifying qualified individuals to serve as Board members, (2) determining the composition of the Board of Directors and its committees, (3) monitoring a process to assess Board effectiveness and (4) developing and implementing the Company’s corporate governance guidelines. The Corporate Governance/Nominating Committee also considers and recommends the nominees for director to stand for election at the Company’s annual meeting of stockholders. The procedures of the Corporate Governance/Nominating Committee required to be disclosed by the rules of the Securities and Exchange Commission are included in this proxy statement. See “Corporate Governance/Nominating Committee Procedures.”

Attendance at the Annual Meeting. The Board of Directors encourages each director to attend annual meetings of stockholders. All but three directors attended the 2006 annual meeting of stockholders.

Stock Ownership

The following table provides information as of March 15, 2007, with respect to persons known by the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.

Name and Address	Number of Shares Owned	Percent of Common Stock Outstanding

Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, California 90401	707,412(1)	8.1%

Berkshire Bank Foundation 24 North Street Pittsfield, Massachusetts 01201	446,570(2)	5.1

Berkshire Bank Employee Stock Ownership Plan 24 North Street Pittsfield, Massachusetts 01201	444,471(3)	5.1

Barclays Global Investors, NA 45 Freemont Street San Francisco, California 94015	439,072(4)	5.0
__________________________
(1)	Based on information contained in a Schedule 13G filed with the U.S. Securities and Exchange Commission on February 9, 2007.
(2)
The foundation’s gift instrument requires that all shares of common stock held by the foundation must be voted in the same ratio as all other shares of Company common stock on all proposals considered by stockholders of the Company.

(3)
All shares have been allocated to participants’ accounts. Under the terms of the ESOP, the ESOP trustee will vote shares allocated to participants’ accounts in the manner directed by the participants. The ESOP trustee, subject to its fiduciary responsibilities, will vote allocated shares for which no timely voting instructions are received in the same proportion as shares for which the trustee has received proper voting instructions from participants.

(4)	Based on information contained in a Schedule 13G filed with the U.S. Securities and Exchange Commission on January 23, 2007.

The following table provides information about the shares of Company common stock that may be considered to be owned by each director or nominee for director of the Company, by the executive officers named in the Summary Compensation Table and by all directors, nominees for director and executive officers of the Company as a group as of March 15, 2007. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown.

Name	Number of Shares Owned (Excluding Options) (1)	Number of Shares That May Be Acquired Within 60 Days by Exercising Options	Percent of Common Stock Outstanding (2)

Wallace W. Altes	3,000	-	*
Lawrence A. Bossidy	47,042	9,703	*
Michael P. Daly	86,939(3)	53,359	1.6%
John B. Davies	3,013	21,621	*
Rodney C. Dimock	7,301	-	*
David B. Farrell	2,405	-	*
Cornelius D. Mahoney	79,128(4)	15,000	1.1
Edward G. McCormick	19,937	12,005	*
Catherine B. Miller	15,838(5)	7,401	*
John S. Millet	3,092	-	*
David E. Phelps	1,640	-	*
D. Jeffrey Templeton	15,523	5,260	*
Corydon L. Thurston	12,154(6)	12,005	*

All Executive Officers, Directors and Director Nominees, as a Group (15 persons)	297,012	136,354	4.9
__________________________
*	Represents less than 1% of the Company’s outstanding shares.
(1)	This column includes the following:

	Shares of Restricted Stock Awards Held In Trust	Shares Allocated Under the Berkshire Bank ESOP	Shares Held In Trust in the Berkshire Bank 401(k) Plan

Mr. Altes	666	-	-
Mr. Bossidy	1,817	-	-
Mr. Daly	23,342	5,995	8,294
Mr. Davies	666	-	-
Mr. Dimock	1,000	-	-
Mr. Farrell	666	-	-
Mr. Mahoney	666	-	-
Mr. McCormick	666	-	-
Ms. Miller	666	-	-
Mr. Millet	2,781	-	-
Mr. Phelps	1,000	-	-
Mr. Templeton	666	-	-
Mr. Thurston	666	-	-

(2)
Based on 8,776,036 shares of Company common stock outstanding and entitled to vote as of March 15, 2007, plus the number of shares that each person may acquire within 60 days by exercising stock options.

(3)	Includes 9,215 shares held in trust as part of the Berkshire Bank Supplemental Executive Retirement Plan, with respect to which Mr. Daly has shared voting power.
(4)	Includes 675 shares held by each of Mr. Mahoney’s two children via trusts.
(5)	Includes 1,016 shares held by Ms. Miller’s spouse.
(6)	Includes 111 shares held by a custodian for Mr. Thurston’s other child.

Proposal 1 — Election of Directors

The Company’s Board of Directors currently consists of twelve members. The Board is divided into three classes, each with three-year staggered terms, with one-third of the directors elected each year. The nominees for election this year are John B. Davies, Rodney C. Dimock, Edward G. McCormick and David E. Phelps, all of whom are current directors of the Company and the Bank.

All of the directors are independent under the current listing standards of the Nasdaq Stock Market, Inc., except for Michael P. Daly. Mr. Daly is not independent because he is an employee of the Company and the Bank. In determining the independence of its directors, the Board considered transactions, relationships or arrangements between the Company, the Bank and its directors that are not required to be disclosed in this proxy statement under the heading “Transactions with Related Persons,” including loans with the Bank.

Mr. Phelps, who was appointed to the Board in October 2006, was recommended by the chief executive officer to the Corporate Governance/Nominating Committees. Mr. Dimock, who was appointed to the Board in December 2006, was recommended by the chief executive officer to the Corporate Governance/Nominating Committee at the suggestion of another officer of the Bank. The Corporate Governance/Nominating Committee then recommended the appointments of Messrs. Phelps and Dimock to the full Board of Directors.

It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named above. If any nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The Board of Directors recommends a vote “FOR” the election of all nominees.

Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated in each nominee’s biography is as of December 31, 2006. There are no family relationships among the directors or executive officers. The indicated period for service as a director includes service as a director of the Bank.

Nominees for Election of Directors

The nominees standing for election are:

John B. Davies was appointed Executive Vice President of Massachusetts Mutual Life Insurance Company in 1994 and is currently an Agent Emeritus providing high net worth counseling with a focus on tax efficiency and intergenerational transfers of wealth. Mr. Davies is a former director of Woronoco Bancorp. Age 57. Director since 2005.

Rodney C. Dimock is a Principal at Arrow Capital, LLC, a private investing property development and consulting services company, located in West Granby, Connecticut. He was formerly President, COO and a director of Cornerstone Properties, a $4.8 billion office building real estate investment trust and prior to that he was President of Aetna Realty Investors, Inc., one of the country’s largest real estate investment management advisors. Age 60. Mr. Dimock was appointed to the Board on December 14, 2006.

Edward G. McCormick is the managing partner of the law firm of McCormick, Murtagh & Marcus, located in Great Barrington, Massachusetts. Age 59. Director since 1994.

David E. Phelps is the President and Chief Executive Officer of Berkshire Health Systems, whose major affiliates are Berkshire Medical Center, Fairview Hospital and Berkshire Health Care Systems, an operator of nursing and rehabilitative care facilities throughout Berkshire County and other areas of Massachusetts, Ohio and Pennsylvania. Age 54. Mr. Phelps was appointed to the Board on October 4, 2006.

Directors Continuing in Office

The following directors have terms ending in 2008:

Michael P. Daly was appointed President and Chief Executive Officer of the Company and the Bank in October 2002. Prior to his appointment, Mr. Daly served as Senior Vice President, Commercial Lending from October 1997 until January 2000 and then as Executive Vice President of the Company and the Bank from January 2000 to October 2002. Age 45. Director since 2002.

David B. Farrell has served as the President and a member of the Board of Directors of Bob’s Stores, a retail company headquartered in Meriden, Connecticut, since October 1999. Bob’s Stores filed for Chapter 11 bankruptcy protection on October 22, 2003. Mr. Farrell led the company through the bankruptcy reorganization process and on December 24, 2003, Bob’s Stores emerged from bankruptcy through the sale of substantially all of its assets to a subsidiary of the TJX Companies, Inc. Age 51. Director since 2005.

Cornelius D. Mahoney served as President, Chief Executive Officer and Chairman of the Board of Woronoco Bancorp and Woronoco Savings Bank before their merger with the Company and the Bank in June 2005. He is a former Chairman of America’s Community Bankers and the Massachusetts Bankers Association and a former Director of the Federal Home Loan Bank of Boston. He was a member of the Thrift Institution Advisory Council to the Federal Reserve Board of Governors and is a past Chairman of the Board of Trustees at Westfield State College. Age 61. Director since 2005.

Catherine B. Miller is a former partner and vice president of Wheeler & Taylor, Inc., an insurance agency with offices in Stockbridge, Great Barrington and Sheffield, Massachusetts. Age 65. Director since 1983.

The following directors have terms ending in 2009:

Wallace W. Altes is the Executive-in-Residence at the Graduate College of Union University in Schenectady, New York. From 2002 to 2004, he was executive counsel to Sawchuk, Brown Associates, an Albany-based public relations firm and from 1989 to 2002, he was the President of the Albany-Colonie Chamber of Commerce. Age 65. Director since January 2006.

Lawrence A. Bossidy was the Chairman of Allied Signal from 1991 to 1999 and its Chief Executive Officer from 1992 to 1999 when he became Chairman of Honeywell International, Inc. following the merger of the two companies. Mr. Bossidy served as the Chairman of Honeywell from December 1999 to April 2000 and from July 2001 until June 2002. Mr. Bossidy was also the Chief Executive Officer of Honeywell from July 2001 to February 2002. Mr. Bossidy serves as a member of the Board of Directors of Merck & Co., Inc. (NYSE: MRK) and Chairman of the Board of K&F Industries Holdings, Inc. (NYSE: KFI). Age 71. Director since 2002.

D. Jeffrey Templeton is the owner and President of The Mosher Company, Inc., located in Chicopee, Massachusetts, a manufacturer of buffing and polishing compounds, abrasive slurries and a distributor of related grinding, polishing and lapping machinery. Mr. Templeton is a former director of Woronoco Bancorp. Age 65. Director since 2005.

Corydon L. Thurston has served as an acquisition specialist for Redstone Properties, Inc., a land development company located in Williamstown, Massachusetts, since April 2005. He has also served as the President of North Adams Tower Company, Inc., which owns and manages telecommunication towers, since May 2004. Before these positions, he served as the President of Berkshire Broadcasting Company, Inc. until it sold the three radio stations it owned and operated in North Adams and Great Barrington, Massachusetts. Age 54. Director since 1988.

Proposal 2 — Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed Wolf & Company, P.C. to be its independent registered public accounting firm for the 2007 fiscal year, subject to ratification by stockholders. A representative of Wolf & Company, P.C. is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the firm is not approved by a majority of the votes cast by stockholders at the annual meeting, other independent registered public accounting firms may be considered by the Audit Committee of the Board of Directors.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm.

Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ended December 31, 2006 and December 31, 2005 by Wolf & Company, P.C.:

	2006	2005
Audit Fees(1)	$420,750	$307,500
Audit-Related Fees(2)	36,390	63,550
Tax Fees(3)	92,215	104,755
All Other Fees	—	—
_________________________
(1)	Includes fees for the financial statement audit and quarterly reviews and, in 2006, fees related to the Company’s proposed stock offering.
(2)	Consists of benefit plan audits, audit-related fees associated with the Woronoco merger and an audit of the employee stock ownership plan in connection with its termination.
(3)	Consists of tax filings and tax-related compliance and other advisory services. For 2006, this amount also included $18,465 in tax fees resulting from the Woronoco merger.

Pre-Approval of Services by the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. Such approval process ensures that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.

In addition, the Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Requests for services by the independent registered public accounting firm for compliance with the auditor services policy must be specific as to the particular services to be provided. The request may be made with respect to either specific services or a type of service for predictable or recurring services. During the year ended December 31, 2006, all services were approved, in advance, by the Audit Committee in compliance with these procedures.

Audit Committee Report

The Company’s management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. In concluding that the registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm that, in its report, expresses an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission. The Audit Committee also has approved, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

Audit Committee of the Board of Directors of
Berkshire Hills Bancorp, Inc.

David B. Farrell, Chair
John B. Davies
David E. Phelps
Corydon L. Thurston

Compensation Discussion and Analysis

Compensation Philosophy & Objectives

Overall Philosophy and Guiding Principles

The Compensation Committee (the “Committee”) believes that the compensation provided to its executives should be appropriately competitive while aligning with the performance of the Company. Our executive compensation program is designed to attract, retain, motivate and reward the highly-qualified individuals required to drive the Company’s aggressive growth goals and deliver value to its shareholders.

The overall principle guiding executive compensation at the Company is to provide executives with competitive, performance-based total compensation, targeted at the Company market median, for delivering financial and shareholder performance commensurate with peers. Actual total compensation is designed to vary based on the Company’s performance relative to its strategic goals and as compared to industry peers. As a result, each executive’s individual compensation is based on a consideration of Company and individual performance.

The Compensation Committee believes a significant portion of total compensation should be at risk based on performance in order to motivate and reward executives for achieving the Bank’s strategic goals. To accomplish this, the Company’s executive compensation philosophy is to keep base salaries at conservatively competitive levels with a focus on annual and long-term incentives. The focus of the incentive compensation (annual cash plan and equity compensation) is to 1) reward the achievement of strategic and financial goals, 2) ensure executives focus on both short and long-term performance, 3) provide balance between Company and individual performance, and 4) ensure executives have a meaningful portion of equity compensation in order to create alignment with shareholder interests. The Company also maintains a modest benefits and perquisites program.

Compensation Decision Process

The process by which the Committee makes specific decisions related to executive compensation includes consideration of the following factors:

•	The Company’s compensation philosophy.

•	The Company’s financial performance in terms of the attainment of both annual and long-term goals and objectives.

•	The competitiveness of executive compensation relative to Berkshire Bank’s defined peers and competitive labor market.

•	Review of executive’s total compensation and pay-mix.

•	Individual performance, experience and contributions.

•	Retention considerations.

Role of the Compensation Committee, Management and the Compensation Consultant in the Executive Compensation Process

Role of the Compensation Committee

The Compensation Committee of the Board of Directors is responsible for discharging the Board’s responsibilities in executive compensation matters and for administering the Company’s incentive compensation and equity-based plans. Four members of our Board of Directors sit on the Committee, each of whom is an independent director under the NASDAQ listing requirements. They are Catherine Miller, Chair; Lawrence Bossidy, Edward McCormick and John Davies. To fulfill its responsibilities, the Committee meets throughout the year (six times in 2006) and also takes action by written consent. The Chair of the Committee reports on Committee actions at meetings of the Company’s Board.

The Committee reviews all compensation components for the Company’s CEO and other executive officers, including base salary, annual incentive, long-term incentives/equity, benefits and other perquisites. In addition to reviewing competitive market values, the Committee also examines the total compensation mix, pay-for-performance relationship, and how all elements, in aggregate, comprise the executive’s total compensation package.

The Committee reviews CEO performance and makes decisions regarding the CEO’s compensation. Input and data from the Senior Vice President of Human Resources and outside consultants and advisors are provided as a matter of practice and as requested. The CEO makes recommendations on other executives to the Compensation Committee. The Compensation Committee reviews his recommendations with the full Board of Directors.

The Committee has the authority and resource to obtain advice and assistance from internal or external legal, human resource, accounting or other experts, advisors, or consultants as it deems desirable or appropriate. Details on the Committee’s function are more fully described in its charter, which has been approved by the Board of Directors.

Role of the Compensation Consultant & Management

The Bank utilizes the services of outside advisors and consultants throughout the year as they relate to executive compensation. In 2006, the Committee relied on the services of compensation consulting firm Pearl Meyer & Partners, law firm Muldoon Murphy & Aguggia LLP, and executive benefits consulting firm Arthur Warren Associates. The Committee had direct access to these advisors for issues related to executive compensation and benefits.

The Committee utilizes the services of Pearl Meyer & Partners to conduct periodic compensation studies as well as ongoing updates on market and best practices. This information is requested and utilized as needed to support the Committee’s decisions and review processes.

The Compensation Committee periodically requests consultants and advisors to present findings or provide education on best practices and trends in the banking industry related to executive compensation.

The Compensation Committee occasionally requests one or more members of top management to be present at Committee meetings where executive compensation and Company or individual performance are discussed and evaluated. Executives are free to provide insight, suggestions or recommendations regarding executive compensation. However, only independent Compensation Committee members are allowed to vote on decisions regarding executive compensation.

The Compensation Committee meets with the CEO to discuss his own performance and compensation package, but ultimately decisions regarding his package are made solely based upon the Compensation Committee’s deliberations, as well as input from the compensation consultant, as requested. The Compensation Committee considers recommendations from the CEO, as well as input from the compensation consultant as requested to make decisions regarding other executives.

Compensation Structure/Elements

The Company’s compensation program consists of four main components: Base Salary, Annual Incentive, Long-term Incentive/Equity and Executive Benefits/Perquisites. The following section summarizes the role of each component, how decisions are made and the resulting 2006 decisions as they relate to the named executive officers.

Base Salary

Purpose, Philosophy and Process

The purpose of base salary is to provide competitive and fair base compensation that recognizes the executives’ role, responsibilities, experience and performance. Base salary represents fixed compensation that is targeted to be “conservatively competitive” with the practices of comparable financial institutions in the region. Each year the consultant, Pearl Meyer & Partners, provides a competitive range based on a composite of market data from a custom proxy peer group as well as other data sources of banking compensation information (see competitive benchmarking section for details). The competitive range reflects +/- 15% of the market median for base pay for each executive. The Committee uses this range in making ongoing base salary increases for each executive.

In January of each year, the Committee reviews and sets each executive’s pay to reflect individual experience, expertise, performance and contribution in the role. In addition, the Compensation Committee also considers the internal relationship of executives as well as the impact changes in salary have on other programs (most notably incentive compensation and benefits) in making adjustments.

2006 Decisions

In 2006, the Compensation Committee reviewed executive salaries and made the following base salary adjustments:

•	CEO Michael Daly’s salary increased from $355,000 to $400,000 (a 12% increase) to reflect the Bank’s significant expansion and growth as well as Mr. Daly’s contribution in driving that success.

•	CFO Wayne Patenaude’s salary increased from $176,800 to $184,000 (a 4% increase).

•
On November 21, 2006, John Millet was appointed interim CFO and received a base salary adjustment from $131,250 to $150,000 (a 14% increase). This adjustment was in recognition of a planned promotion to Senior Vice President as well as to acknowledge his appointment as interim CFO.

The other executives that were new hires to the Company during the year did not receive a base salary increase.

Annual Incentives

Purpose, Philosophy and Process

The purpose of annual incentives is to motivate and reward the achievement of specific Company, department and individual goals that support the Company’s strategic plan. Annual incentives are not fixed compensation, must be re-earned and are at-risk based on actual performance. Incentives focus on short-term financial, strategic and individual performance.

Incentive goals are designed to support the Company’s strategic plan. Company goals are defined each year and approved by the full Board. At the beginning of each year, the CEO drafts incentive goals and reviews them with the Compensation Committee. The Compensation Committee discusses the proposed Company goals with the CEO, incorporates appropriate modifications and reviews them with the full Board.

In keeping with the Company’s compensation philosophy, the target annual incentive opportunities are set at levels consistent with median levels of the peer group and industry guidelines. Incentive award targets and ranges are reviewed and established based on the market practice of similarly sized financial institutions to provide competitive incentives for achieving performance goals.

At the end of the plan year, actual awards are determined. The CEO provides recommendations for executive officers for consideration by the Committee. The Committee determines the CEO award and approves the Executive Officer awards. The Compensation Committee retains the discretion to decrease all forms of incentive payouts based on significant individual or Company performance shortfalls. Likewise, the Committee retains the discretion to increase payouts and/or consider special awards for significant achievements, including but not limited to superior asset management, investment or strategic accomplishment and/or consummation of beneficial acquisitions.

2006 Decisions

The 2006 incentive plan goals included:

•	Earnings Per Share,
•	Asset Growth,
•	Efficiency Ratio, and
•	Select Individual Goals tied to Strategic Plan (defined for each executive).

During the year, target incentives were reviewed by Pearl Meyer & Partners and compared to competitive peer practice. Proposed incentive targets were modeled relative to the market on both an absolute basis as well as a pay mix basis. As a result of the analysis, the 2006 annual target incentives were adjusted slightly to be 40% of base salary for the CEO and 30% - 35% for other Senior Executives. This change was made in recognition of the Bank’s recent rapid growth. The Committee approved the increase in incentive targets at its January 2006 meeting. Actual payouts, however, will range from 0% to 150% of the target based on performance related to defined goals.

At the end of the fiscal year, based on a review of Company and individual performance, the Compensation Committee approved the annual incentive awards for 2006 performance. The Compensation Committee approved awarding $135,000 in incentive awards to the CEO, in consideration of overall Company financial performance, rapid growth and success of several insurance acquisitions.

As interim CFO, Mr. Millet will be considered for a bonus during 2007.

Mr. Patenaude did not receive an incentive since he was not an employee of the Bank at the time of the award payment.

Long-Term Incentive/Equity Compensation

Purpose, Philosophy and Process

The purpose of the Company’s equity compensation plan is to provide incentives that reward the long-term interests of the Company and align executives with shareholder interests. Stock options align executives with shareholder interests by rewarding for stock price appreciation while restricted stock ensures an “ownership” perspective. Both forms of equity provide retention by vesting rewards over several years and rewarding for long-term performance. Executives are considered for annual equity awards in the form of stock options and/or restricted stock as part of the Company’s 2001 Stock-Based Incentive Program and 2003 Equity Compensation Plan. Equity awards are developed based on consideration of competitive market practice, Company performance and individual performance. The Compensation Committee is authorized, at its discretion, to grant stock options and shares of restricted stock in proportion and upon such terms and conditions as the Committee may determine.

2006 Decisions

In January 2006, the Company approved equity awards in the form of restricted stock. The shares vest over three years and were made in recognition of the Company’s performance in 2006 and in consideration of competitive grants provided by peers and for purposes of executive retention. The rationale for providing restricted stock was to provide balance in the total equity incentives maintained by executives.

Benefits and Perquisites

Purpose, Philosophy and Process

The Company provides select executives with perquisites and other executive benefits that the Compensation Committee believes are reasonable and consistent with its overall compensation philosophy. The Compensation Committee reviews the benefits on a regular basis in order to determine the competitiveness and appropriateness of providing executive benefits.

2006 Decisions

The Company maintains a supplemental retirement arrangement with Mr. Daly that provides a benefit designed to restore benefits capped by IRS limits on qualified plans. In October 2006, the Compensation Committee reviewed the CEO’s SERP for the purposes of ensuring the Plan was still appropriate and in compliance with new 409A regulations. The Committee hired Benefits Consultant Arthur Warren to review the plan and make recommendations. The Committee reviewed the impact of the benefit from a financial perspective and sought the assistance from law firm Muldoon Murphy & Aguggia LLP to ensure coordination with the CEO’s employment contract and impact from a total compensation perspective.

Mr. Daly also received a modest perquisites package that consisted of an automobile allowance of $6,330, financial planning services of $7,500 and country club dues of $5,230.

Mr. Patenaude received an automobile allowance of $8,250 and a $5,000 expense account.

No other executives received perquisites over $10,000.

Competitive Benchmarking

The Compensation Committee assesses “competitive market” compensation using a number of data sources reflecting industry practices of other banks similar in size and region to the Company’s.

A primary data source used in setting competitive market for the named executive officers is the information publicly disclosed by a peer group of other publicly traded banks. This peer group is recommended by Pearl Meyer & Partners and approved by the CEO and Compensation Committee to reflect banks of similar asset size and region (two factors that influence executive compensation in banks). The peer group is reviewed and updated each year as appropriate since the comparable banks may change depending on acquisitions and business focus of the Bank or our peer institutions. Given the Company’s rapid growth and the high rate of mergers in the banking industry, the peer group has traditionally been reviewed and updated slightly from year to year. Overall, the goal is to have 20-24 comparative banks that provide a market perspective for executive total compensation.

In addition to the peer group data, we use several other sources of data for cash compensation (base salary and incentive). Pearl Meyer & Partners provides comparative data from several Northeast banking association surveys as well as published industry surveys and a proprietary database of national banking compensation data. Data reflects banks representing similar asset size and region to the Company.

In addition to ongoing reviews and analyses, the Company undertakes a comprehensive total compensation review every few years. This review is conducted upon request of the Compensation Committee to the consultant and provides an objective analysis of all elements of compensation

(individually and in aggregate) relative to the peer group. Pay mix and an assessment of the pay for performance relationship is reviewed.

Impact of Accounting and Tax on the Form of Compensation

The Compensation Committee and management consider the accounting and tax (individual and corporate) consequences of the compensation plans prior to making changes to the plans.

The Compensation Committee has considered the impact of the Statement of Financial Accounting Standards No. 123(R), or SFAS No. 123(R), as issued by the FASB in 2004, on the Company’s use of equity incentives as a key retention tool.

Section 162(m) of the Internal Revenue Code (the “Code”) limits deduction of compensation paid to named executive officers to $1,000,000 unless the compensation is “performance-based”. In the Company’s case, base salary and time vested restricted stock are not considered performance-based vehicles and would not be a deductible compensation expense. Based on the current salaries and awards, we do not feel 162(m) will be triggered for our CEO or executive officers.

Option Granting Practices

The Compensation Committee considers whether to make stock option grants and/or award other forms of equity during December of each year. However, grants or awards may be made at other times during the year based on specific circumstances such as a new hire, a specific contractual commitment or a change in position or responsibility. Under our current plans, which were approved by shareholders in 2001 and 2003, the exercise price of an option is the closing market price on the grant date. The grant date for grants determined by the Compensation Committee at its meeting in December is January 30. For other grants made during the year, the grant date is the first business day after the close of each quarter. The decision of the Compensation committee to have the grants be effective on a uniform date in the future is designed to: (1) provide for administrative convenience for the Company to track the vesting and exercisability of its stock awards; and (2) prevent any appearance that the Committee is acting on a particular date to provide for a lower exercise price for stock options based on changes in the Company’s market price.

As a general matter, the Compensation Committee’s process is independent of any consideration of the timing of the release of material nonpublic information, including with respect to the determination of grant dates or the stock option exercise prices. The Compensation Committee’s decisions are reviewed and ratified by the full Board of Directors. Similarly, the Company has never timed the release of material nonpublic information with the purpose or intent to affect the value of executive compensation.

Executive Compensation

Summary Compensation Table

The following information is furnished for all individuals serving as the principal executive officer or principal financial officer of the Company for the 2006 fiscal year. No other executive officers of the Company had total compensation for the 2006 fiscal year that exceeded $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(3)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Michael P. Daly President and Chief Executive Officer	2006	$400,000	$135,000	$273,205	$42,962(4)	$107,930	$ 57,335	$1,016,432
John S. Millet(1) Senior Vice President and Chief Financial Officer	2006	133,415	—	15,483	—	—	3,836	152,734
Wayne F. Patenaude(2) Executive Vice President and Chief Financial Officer	2006	184,000	—	7,418	3,893(5)	—	145,101	340,412
__________________________
(1)	Mr. Millet served as Vice President and Controller of the Bank until December 1, 2006, when he was appointed Senior Vice President and interim Chief Financial Officer of the Company and Bank.
(2)	Mr. Patenaude served as Senior Vice President and Chief Financial Officer of the Company and Bank until December 1, 2006.
(3)
Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) in 2006. When shares become vested and are distributed from the trust in which they are held, the recipient will also receive an amount equal to accumulated cash and stock dividends (if any) paid with respect thereto, plus earnings thereon.

(4)
Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) in 2006, based upon a fair value of $3.44, $6.15 and $7.98 for options granted in 2001, 2003 and 2004, respectively, using the Black-Scholes option pricing model.

(5)
Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) in 2006, based upon a fair value of $6.15 and $7.98 for options granted in 2003 and 2004, respectively, using the Black-Scholes option pricing model.

(6)
This amount represents the aggregate change in the actuarial present value of Mr. Daly’s accumulated benefit during 2006 and also reflects changes in his Supplemental Executive Retirement Plan during the 2006 fiscal year. These changes include the removal of offsets to the gross benefit amount while lowering the target benefit percentage from 70.0% to 46.6%. The form of payment was also increased from life with 10 years guaranteed to life with 20 years guaranteed.

(7)	Details of the amounts reported in the “All Other Compensation” column for 2006 are provided in the table below:

	Mr. Daly	Mr. Millet	Mr. Patenaude
Employer contributions to 401(k) Plan	$15,400	$3,836	$12,559
Dividends paid on stock awards	22,875	—	3,907
Perquisites	19,060(a)	— (b)	13,250(c)
Severance Payment	—	—	115,385(d)
__________________________
(a)	Consisted of an automobile allowance of $6,330, financial planning services of $7,500 and country club dues of $5,230.
(b)	Mr. Millet’s aggregate perquisite amount was less than $10,000.
(c)	Consisted of an automobile allowance of $8,250 and a $5,000 expense account.
(d)
Represents the amount paid to Mr. Patenaude in the fourth quarter of 2006 in satisfaction of existing contractual obligations of the Company and the Bank in connection with his termination of employment.

Grants of Plan-Based Awards

The following table provides information concerning all award grants made to the Company’s named executive officers in the 2006 fiscal year.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock Awards(2)
Michael P. Daly	1/30/06	5,000	$167,300
Wayne F. Patenaude	1/30/06	2,000	66,920
John S. Millet	1/30/06	1,500	50,190
__________________________
(1)	The restricted stock awards vest in three equal annual installments beginning on the first anniversary of the date of grant.
(2)	Computed in accordance with FAS 123(R) and therefore represents the market value of the shares on the date of grant, based upon the Company’s closing stock price of $33.46.

Employment Agreements

Berkshire Bank and Berkshire Hills each maintain an employment agreement with Mr. Daly, which provides for a two-year term that extends daily unless the Board of Directors or Mr. Daly gives the other party written notice of non-renewal. The employment agreements provide for a base salary which is reviewed at least annually. Mr. Daly’s current salary is $400,000. In addition to the base salary, the employment agreements provide for, among other things, participation in stock and employee benefit plans and fringe benefits applicable to executive personnel.

If Mr. Daly dies during the agreement term, the Bank will pay his beneficiary his base salary and continue his dependents’ medical coverage for six months. If Mr. Daly becomes disabled and begins to receive benefits under the long-term disability insurance policy maintained by the Bank, the Bank may reduce Mr. Daly’s base salary by amounts he receives under the disability policy insurance. If Mr. Daly becomes incapacitated as a result of a disability and can no longer perform his duties, the Bank may terminate the agreement and pay him severance in the same manner as for involuntary termination, as discussed below. Upon such termination, Mr. Daly will receive continued medical and life insurance coverage for two years following his termination of employment. If Mr. Daly died as of December 31, 2006, his beneficiary would receive a payment of $200,000, representing six months of continued base salary, and his dependents would receive six months of continued medical and dental coverage, the value of which would equal $4,379.

The employment agreements provide for termination by the Company or the Bank for cause, as defined in the employment agreements, at any time. If the Company or the Bank chooses to terminate Mr. Daly’s employment for reasons other than for cause (including his incapacity due to disability as discussed above), or if he resigns from the Company or the Bank under specified circumstances that would constitute constructive termination, Mr. Daly (or, upon his death, his beneficiary) would be entitled to receive an amount equal to the remaining base salary and incentive compensation payments, including amounts related to stock-based compensation, due for the remaining term of the employment agreement and the contributions that would have been made on his behalf to any employee benefit plans of the Company and the Bank during the remaining term of the employment agreement. The Company and the Bank would also continue and/or pay for life, health, dental and disability coverage for Mr. Daly and his covered dependents until the earliest of his death, employment with another employer or the end of the remaining term of the employment agreements. Upon termination of Mr. Daly’s employment under these circumstances, he must adhere to a one-year non-competition and non-disclosure restriction. If Mr.

Daly’s employment was involuntarily or constructively terminated as of December 31, 2006, he would be entitled to receive a total severance payment, including the value of health and welfare benefits continued for two years, of $2,120,843 under the employment agreements.

Under the employment agreements, if voluntary termination (upon circumstances discussed in the agreements) or involuntary termination follows a change in control of the Company or the Bank, Mr. Daly (or, upon his death, his beneficiary) would be entitled to a severance payment equal to the greater of: (1) the payments due for the remaining term of the agreement; or (2) three times the average of his annual compensation (as described in the agreements) for the five preceding taxable years. If Mr. Daly’s employment was terminated in connection with a change in control of the Company or the Bank that occurred on December 31, 2006, Mr. Daly would be entitled to a severance payment of $2,164,776, representing the greater amount of three times Mr. Daly’s average annual compensation for the five preceding taxable years, plus the value of continued health and welfare benefit coverage for 36 months. Although the Company and the Bank employment agreements each provide for a severance payment if a change in control occurs, Mr. Daly would not receive duplicative payments or benefits under the agreements. Mr. Daly would also be entitled to receive a tax indemnification payment if payments under the employment agreements trigger liability under Section 280G of the Internal Revenue Code for the excise tax applicable to “excess parachute payments.” Under applicable law, the excise tax is triggered by change in control-related payments that equal or exceed a “base” amount that is three times the executive’s average taxable income over the five years preceding the change in control. The excise tax equals 20% of the amount of the payment in excess of the executive’s base amount. If a change in control had occurred at December 31, 2006, and Mr. Daly’s employment terminated on such date, Mr. Daly would have been entitled to receive approximately $2,134,942, plus continued health and welfare benefits for 36 months, the estimated value of which equals $29,834. In addition, Mr. Daly would receive $2,487,982 as indemnification for taxes attributable to Section 280G of the Internal Revenue Code.

Payments to Mr. Daly under the Bank’s employment agreement are guaranteed by the Company if payments or benefits are not paid by the Bank. All reasonable costs and legal fees paid or incurred by Mr. Daly in any dispute or question of interpretation relating to the employment agreements will be paid by the Bank or the Company, if he is successful on the merits in a legal judgment, arbitration or settlement. The employment agreements also provide that the Bank and the Company will indemnify Mr. Daly to the fullest extent legally allowable.

Change in Control Agreements

The Company and the Bank each maintain a change in control agreement with Mr. Millet. Each change in control agreement has a term of one year and is renewable annually for an additional year at the sole discretion of the Boards of Directors of the Bank and the Company. The change in control agreements provide that if involuntary termination, other than for cause, or voluntary termination (upon the occurrence of circumstances specified in the agreements) follows a change in control of the Company or the Bank, Mr. Millet will be entitled to receive a severance payment equal to his average annual compensation (as described in the agreements) for the five most recent taxable years, and the Bank will also continue his health and welfare benefits coverage for one year following termination. If a change in control of the Company or the Bank occurred on December 31, 2006, the total amount due under the change in control agreements would be approximately $108,077, plus 12 months of continued health and welfare benefits, the value of which equals $9,945. Such amount would be paid in a lump sum cash payment. Mr. Millet must comply with a one-year non-competition and non-disclosure provision following his receipt of severance payments under the agreements.

Although the Company and the Bank agreements each provide for severance payments upon termination in connection with a change in control, Mr. Millet would not receive any duplicative payments. Although Mr. Millet would receive tax indemnification if his individual severance payments triggered liability for the excise tax on excess parachute payments under the Internal Revenue Code, his change in control payments are not anticipated to trigger such liability.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options and stock awards that have not vested for each named executive officer outstanding as of December 31, 2006.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Michael P. Daly	14,175	—	$16.75	1/30/2011	14,052(2)	$470,180
	24,888(2)	16,593	22.30	1/30/2013	1,000(3)	33,460
	6,000	—	37.80	1/30/2014	3,153(4)	105,499
	—	—	—	—	5,000(5)	167,300
John S. Millet	—	—	—	—	1,500(5)	50,190
Wayne F. Patenaude	15,000	—	22.95	2/24/2013	—	—
	2,000	—	37.80	1/30/2004	—	—
_______________________
(1)	Based upon the Company’s closing stock price of $33.46 on December 29, 2006.
(2)	Stock awards granted pursuant to the Berkshire Hills Bancorp, Inc. 2001 Stock-Based Incentive Plan vest in five equal annual installments commencing on January 30, 2004.
(3)	Stock awards granted pursuant to the Berkshire Hills Bancorp, Inc. 2003 Equity Compensation Plan vest in three equal annual installments commencing on January 30, 2005.
(4)	Stock awards granted pursuant to the Berkshire Hills Bancorp, Inc. 2003 Equity Incentive Plan vest in three equal annual installments commencing on January 30, 2006.
(5)	Stock awards granted pursuant to the Berkshire Hills Bancorp, Inc. 2003 Equity Incentive Plan vest in three equal annual installments commencing on January 30, 2007.

Option Exercises and Stock Vested

The following table provides information concerning stock option exercises and the vesting of stock awards for each named executive officer, on an aggregate basis, during 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael P. Daly	8,254	$142,382	13,901	$469,576
John S. Millet	—	—	—	—
Wayne F. Patenaude	—	—	3,185	107,589

Pension Benefits

The following table provides information with respect to each plan that provides for payments or benefits in connection with the retirement of a named executive officer.

Name	Plan Name	Present Value of Accumulated Benefit ($)
Michael P. Daly	Berkshire Bank Supplemental Executive Retirement Plan	$578,518(1)
__________________________
(1)
See note 5 to the Summary Compensation Table for details regarding the change in the actuarial present value of Mr. Daly’s accumulated benefit under this plan during fiscal year 2006. The material assumptions used to calculate the accumulated benefit were: the 1994 Group Annuity Mortality Reserve Table for post-retirement mortality; no pre-retirement mortality; and a 6.0% discount rate pre- and post-retirement.

The Bank maintains a supplemental retirement arrangement with Mr. Daly to provide him with an annual retirement benefit following separation from service (other than for cause) on or after attaining age 62. The normal retirement benefit equals 46.6% of Mr. Daly’s average total salary and bonus paid during any three consecutive completed calendar years preceding termination of employment that produce the highest annual benefit. If Mr. Daly separates from service on or after age 55 for reasons other than death, disability or following a change in control, he would receive an early retirement benefit based on the annual retirement benefit described above, reduced by 5% for each year by which his age at termination is less than age 62. If Mr. Daly separates from service due to disability or following a change in control, or if he dies while employed by the Bank, he or his beneficiary will receive the normal retirement benefit, regardless of his age at the time of separation from service or death. Mr. Daly may elect to receive his normal or early retirement benefit in the form of a single life annuity with 20 annual installments guaranteed or an actuarially equivalent lump sum payment. Upon termination in connection with a change in control, however, he will automatically receive the lump sum benefit. The agreement provides that benefit payments will not commence until six months following Mr. Daly’s separation from service, to the extent required under Section 409A of the Internal Revenue Code of 1986, as amended.

If Mr. Daly terminated employment as of December 31, 2006 for any reason other than cause, disability or a change in control, he would not be eligible to receive any benefit under the supplemental executive retirement plan, as he would not have attained age 55 prior to termination. If he terminated employment due to death or disability, Mr. Daly would be eligible to receive, in accordance with his election, an annual retirement benefit of $217,467 for a period of 20 years following termination or an actuarial equivalent lump sum benefit of $2,818,909. If he terminated employment on December 31 due to a change in control, Mr. Daly would automatically have received an actuarial equivalent lump sum benefit of $2,818,909 under the terms of the plan.

Nonqualified Deferred Compensation

The following table provides information with respect to each deferred compensation plan in which the named executive officers participated during fiscal year 2006.

Name	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)(2)
Michael P. Daly	$149(1)	$311,468(3)
__________________________
(1)
The amount disclosed in the earnings column represents interest earned. Such amount is reported as compensation for Mr. Daly for the fiscal year ended December 31, 2006 under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.

(2)	Reflects the market value as of December 31, 2006 of 9,215 shares held in trust for benefit of Mr. Daly under the plan.
(3)
The market value of the shares allocated to Mr. Daly under the supplemental executive retirement plan were previously reported as compensation to Mr. Daly in the proxy statement in the year in which the allocation occurred.

The Bank maintains the Berkshire Bank Supplemental Executive Retirement Plan, which provides restorative payments to executives designated by the Board of Directors who are prevented from receiving the full matching contribution under the 401(k) Plan due to the legal limitations imposed on tax-qualified plans. The plan also provides for restorative benefits related to the Bank’s employee stock ownership plan (the “ESOP”). However, since the Bank has terminated the ESOP, no participant will accrue additional benefits under the supplemental plan related to the ESOP. The Bank terminated the ESOP in 2005. The Board of Directors of the Bank has designated Mr. Daly to participate in the plan.

Director Compensation

The following table provides the compensation received by individuals who served as non-employee directors of the Company during the 2006 fiscal year. This table excludes perquisites, which did not exceed $10,000 in the aggregate for each director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Wallace W. Altes	$31,600	$10,342	$ —	$ —	$ 41,942
Lawrence A. Bossidy	31,600	25,667	18,107	1,703	77,077
John B. Davies	31,600	10,342	—	—	41,942
Rodney C. Dimock	—	—	—	—	—
David B. Farrell	31,600	10,342	—	—	41,942
Cornelius D. Mahoney	31,600	10,342	—	426,807	468,749
Catherine B. Miller	31,600	19,279	660	2,808	54,347
Edward G. McCormick	31,600	19,279	660	2,808	54,347
David E. Phelps	7,900	—	—	—	7,900
D. Jeffrey Templeton	31,600	10,342	—	—	41,942
Corydon L. Thurston	31,600	19,279	660	2,808	54,347
Ann H. Trabulsi(4)	31,600	19,279	660	2,808	54,347
Robert A. Wells(4)	31,600	123,381	1,808	17,973	174,762
_____________________________
(1)
Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) in 2006. See footnote 1 to the director stock ownership table under “Stock Ownership” for the aggregate number of unvested restricted stock award shares held in trust by each director at fiscal year end. The grant date fair value of the 1,000 stock award shares granted in 2006 to each of Messrs. Altes, Bossidy, Davies, Farrell, Mahoney, McCormick, Templeton, Thurston and Wells and Ms. Miller and Trabulsi was $33,780, as recognized for financial statement reporting purposes as computed in accordance with FAS 123(R), based upon the Company’s closing stock price of $33.78 on the grant date of January 30, 2006. The grant date fair value of the 1,000 stock award shares granted to Mr. Phelps in 2006 was $36,500, as recognized for financial statement reporting purposes in accordance with FAS 123(R) based upon the Company’s closing stock price of $36.53 on the grant date of October 4, 2006.

(2)
Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R), based upon a fair value of: (1) $6.15 and $7.98 for options granted in 2003 and 2004, respectively, to Mr. Bossidy; and (2) $3.04 for options granted in 2001 to Messrs. McCormick, Thurston and Wells and Ms. Miller and Trabulsi, in each case using the Black-Scholes option pricing model. As of December 31, 2006, Messrs. McCormick, Thurston and Wells and Ms. Miller and Trabulsi each held 495 options to purchase shares of common stock, and Mr. Bossidy held 5,099 options to purchase shares of common stock. For further information on the assumptions used to compute the fair value of options, see Note 15 to the Notes to the Financial Statements contained in the Company’s Annual Report on Form 10-K.

(3)
Reflects the dollar value of dividends paid on stock awards. For Mr. Mahoney, also includes: (1) $412,588 received in 2006 in consideration for his agreement not to compete with the Company or the Bank for a three-year period following the Company’s acquisition of Woronoco Bancorp, Inc. in June 2005; and (2) $14,220, which represents the imputed income recognized under a split-dollar arrangement.

(4)	Ms. Trabulsi and Mr. Wells retired from the Board of Directors of the Company effective October 4, 2006.

Cash Retainers for Non-Employee Directors. The following table sets forth the applicable retainers that were paid in 2006 and will continue to be paid to our non-employee directors for their service on our Board of Directors during 2007.

Annual Retainer for Board Service	$10,000

Annual Retainer for Attendance at Board Meetings	7,200

Annual Retainer for Attendance at Committee Meetings	14,400

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement. See “Compensation Discussion and Analysis.”

Compensation Committee of the Board of Directors of
Berkshire Hills Bancorp, Inc.

Catherine B. Miller, Chair
Lawrence A. Bossidy
John B. Davies
Edward G. McCormick

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These individuals are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Company common stock during the fiscal year ended December 31, 2006, except for three late reports filed by Mr. Mahoney, three late reports filed by Mr. Wells and one late report filed by each of Messrs. Daly and Phelps and Ms. Miller. One of Mr. Mahoney’s late reports discloses seven transactions that were all sales of common stock, another report discloses two purchases of common stock and the third report discloses shares held via the Woronoco SERP that Mr. Mahoney held at the time of the Woronoco acquisition. One of Mr. Wells’ forms related to a sale of shares, one form reflected nine late transactions, seven of which were sales of shares and two were option exercises and one form reflected three late gift transactions from 2005. Mr. Daly’s late report was for the sale of common stock to satisfy tax obligations in connection with the vesting of restricted stock awards. Mr. Phelps’ late report was for a purchase transaction. Ms. Miller’s late report reflected two late sales of common stock.

Transactions with Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit the Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.

The Audit Committee of the Board of Directors periodically reviews a summary of the Company’s transactions with directors and executive officers of the Company and with firms that employ directors, as well as other related person transactions, to recommend to the disinterested members of the Board of Directors that the transactions are fair, reasonable and within Company policy and should be ratified and approved. Besides including such requirement in the Audit Committee Charter, the Company does not maintain written policies or procedures for the review, approval or ratification of certain transactions with related persons. However, in accordance with banking regulations, the Board of Directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of the Company’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the Board of Directors. Additionally, pursuant to the Company’s Code of Business Conduct, all executive officers and directors of the Company must disclose any existing or emerging conflicts of interest to the President and Chief Executive Officer of the Company. Such potential conflicts of interest include, but are not limited to, the following: (1) the Company conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (2) the ownership of more than 5% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with the Company.

Corporate Governance/Nominating Committee Procedures

General

It is the policy of the Corporate Governance/Nominating Committee of the Board of Directors of the Company to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Corporate Governance/Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Corporate Governance/Nominating Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Corporate Governance/Nominating Committee’s resources, the Corporate Governance/Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders

To submit a recommendation of a director candidate to the Corporate Governance/Nominating Committee, a stockholder should submit the following information in writing, addressed to the Chairman of the Corporate Governance/Nominating Committee, care of the Corporate Secretary, at the main office of the Company:

1.	The name of the person recommended as a director candidate;

2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934;

3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4.
As to the stockholder making the recommendation, the name and address of such stockholder as it appears on the Company’s books; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Corporate Governance/Nominating Committee at least 120 calendar days before the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Process for Identifying and Evaluating Nominees

The process that the Corporate Governance/Nominating Committee follows to identify and evaluate individuals to be nominated for election to the Board of Directors is as follows:

Identification. For purposes of identifying nominees for the Board of Directors, the Corporate Governance/Nominating Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities served by Berkshire Bank. The Corporate Governance/Nominating Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth above. The Corporate Governance/Nominating Committee has not previously used an independent search firm to identify nominees.

Evaluation. In evaluating potential nominees, the Corporate Governance/Nominating Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under certain criteria, which are described below. If such individual fulfills these criteria, the Corporate Governance/Nominating Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board.

Qualifications

The Corporate Governance/Nominating Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. A candidate must meet the eligibility requirements set forth in the Company’s bylaws, which include a residency requirement and a requirement that the candidate not have been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

If the candidate is deemed eligible for election to the Board of Directors, the Corporate Governance/Nominating Committee will then evaluate the following criteria in selecting nominees:

•	financial, regulatory and business experience;
•	familiarity with and participation in the local community;
•	integrity, honesty and reputation in connection with upholding a position of trust with respect to customers;
•	dedication to the Company and its stockholders; and
•	independence.

The Committee will also consider any other factors the Corporate Governance/Nominating Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations.

With respect to nominating an existing director for re-election to the Board of Directors, the Corporate Governance/Nominating Committee will consider and review an existing director’s board and committee attendance and performance; length of board service; experience, skills and contributions that the existing director brings to the board; and independence.

Submission of Business Proposals and Stockholder Nominations

The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than December 4, 2007. If next year’s annual meeting is held on a date more than 30 calendar days from May 3, 2008, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s bylaws provide that, in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice of such nominations and/or proposals to the Corporate Secretary not less than 90 days before the date of the annual meeting. However, if less than 100 days’ notice or prior public disclosure of the date of the annual meeting is given to stockholders, such notice must be received not later than the close of business of the tenth day following the day on which notice of the date of the annual meeting was mailed to stockholders or prior public disclosure of the meeting date was made. A copy of the bylaws may be obtained from the Company.

Stockholder Communications

The Company encourages stockholder communications to the Board of Directors and/or individual directors. All communications from stockholders should be addressed to Berkshire Hills Bancorp, Inc., 24 North Street, Pittsfield, Massachusetts 01201. Communications to the Board of Directors should be in the care of Gerald A. Denmark, Corporate Secretary. Communications to individual directors should be sent to such director at the Company’s address. Stockholders who wish to communicate with a Committee of the Board should send their communications to the care of the Chair of the particular committee, with a copy to Lawrence A. Bossidy, the Chair of the Corporate

Governance/Nominating Committee. It is in the discretion of the Corporate Governance/Nominating Committee whether any communication sent to the full Board should be brought before the full Board.

Miscellaneous

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.

The Company’s Annual Report to Stockholders has been included with this proxy statement. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Gerald A. Denmark

Gerald A. Denmark
Corporate Secretary

Pittsfield, Massachusetts
April 2, 2007

REVOCABLE PROXY
BERKSHIRE HILLS BANCORP, INC.
ANNUAL MEETING OF STOCKHOLDERS

May 3, 2007
10:00 a.m., Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the official proxy committee of Berkshire Hills Bancorp, Inc. (the “Company”), consisting of Michael P. Daly, Wallace W. Altes, D. Jeffrey Templeton and Catherine B. Miller or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders to be held on May 3, 2007 at 10:00 a.m., local time, at the Crowne Plaza Hotel, One West Street, Pittsfield, Massachusetts and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

John B. Davies, Rodney C. Dimock, Edward G. McCormick and David E. Phelps

FOR ALL
FOR	WITHHOLD	EXCEPT

☐	☐	☐

INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

2.	The ratification of the appointment of Wolf & Company, P.C. as the independent registered public accounting firm of Berkshire Hills Bancorp, Inc. for the fiscal year ending December 31, 2007.

FOR	AGAINST	ABSTAIN

☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the meeting.

Dated:
SIGNATURE OF STOCKHOLDER

SIGNATURE OF CO-HOLDER (IF ANY)

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

[Berkshire Hills Bancorp, Inc. Letterhead]

Dear Participant:

As a participant in the Berkshire Bank 401(k) Plan (“401(k) Plan”) who invests in Berkshire Hills Bancorp, Inc. common stock through the 401(k) Plan, you are entitled to direct the 401(k) Plan trustee how to vote the shares of Berkshire Hills Bancorp, Inc. (“Company”) common stock credited to your plan account.

On behalf of the Board of Directors of Berkshire Hills Bancorp, Inc., I am forwarding you the enclosed GREEN voting instruction card to convey your voting instructions to the 401(k) Plan trustee on the proposals to be presented at the Annual Meeting of Stockholders of Berkshire Hills Bancorp, Inc. to be held on May 3, 2007.  Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Berkshire Hills Bancorp, Inc. Stockholders and a copy of the Company’s Annual Report to Stockholders.

The 401(k) Plan trustee will vote the shares of Company common stock credited to your account as directed on the enclosed GREEN voting instruction card as long as the trustee receives your instructions by April 23, 2007.  If you do not direct the trustee how to vote your shares of Company common stock, the trustees will vote your shares in a manner calculated to most accurately reflect the instructions received from other participants.

Please complete and sign the enclosed voting instruction card for the 401(k) Plan and return it in the enclosed postage-paid envelope no later than April 23, 2007.   Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or Berkshire Bank.

Sincerely,

/s/ Michael P. Daly

Michael P. Daly
President and Chief Executive Officer

[Berkshire Hills Bancorp, Inc. Letterhead]

Dear Participant:

As a participant in the Berkshire Bank Employee Stock Ownership Plan (“ESOP”), you are entitled to direct the ESOP trustee how to vote the shares of Berkshire Hills Bancorp, Inc. (“Company”) common stock credited to your plan account.

On behalf of the Board of Directors of Berkshire Hills Bancorp, Inc., I am forwarding you the enclosed IVORY voting instruction card to convey your voting instructions to the ESOP trustee on the proposals to be presented at the Annual Meeting of Stockholders of Berkshire Hills Bancorp, Inc. to be held on May 3, 2007.  Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Berkshire Hills Bancorp, Inc. Stockholders and a copy of the Company’s Annual Report to Stockholders.

The ESOP trustee will vote the shares of Company common stock credited to your account as directed on the enclosed IVORY voting instruction card as long as the trustee receives your instructions by April 23, 2007.  If you do not direct the trustee how to vote your shares of Company common stock, the trustees will vote your shares in a manner calculated to most accurately reflect the instructions received from other participants.

Please complete and sign the enclosed voting instruction card for the ESOP and return it in the enclosed postage-paid envelope no later than April 23, 2007.   Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or Berkshire Bank.

Sincerely,

/s/ Michael P. Daly

Michael P. Daly
President and Chief Executive Officer

VOTING INSTRUCTION CARD
BERKSHIRE HILLS BANCORP, INC. - 401(K) PLAN/ESOP
ANNUAL MEETING OF STOCKHOLDERS

May 3, 2007
10:00 a.m., Local Time

The undersigned hereby directs the Trustee(s) to vote all shares of common stock of Berkshire Hills Bancorp, Inc. (the “Company”) credited to the undersigned’s account(s), for which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 3, 2007 at 10:00 a.m., local time, at the Crowne Plaza Hotel, One West Street, Pittsfield, Massachusetts and at any and all adjournments thereof, as follows:

1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

John B. Davies, Rodney C. Dimock, Edward G. McCormick and David E. Phelps

FOR ALL
FOR	WITHHOLD	EXCEPT

☐	☐	☐

INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

2.	The ratification of the appointment of Wolf & Company, P.C. as the independent registered public accounting firm of Berkshire Hills Bancorp, Inc. for the fiscal year ending December 31, 2007.

FOR	AGAINST	ABSTAIN

☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

Date:
Participant sign above

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

[Berkshire Hills Bancorp, Inc. Letterhead]

Dear Stock Award Recipient:

On behalf of the Board of Directors of Berkshire Hills Bancorp, Inc. (the “Company”), I am forwarding you the attached YELLOW vote authorization form provided for you to convey your voting instructions to First Bankers Trust Services, Inc. (the “Trustee”) on the proposals to be presented at the Annual Meeting of Stockholders of Berkshire Hills Bancorp, Inc. to be held on May 3, 2007. Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Stockholders and a copy of the Company’s Annual Report to Stockholders.

You are entitled to vote all unvested shares of restricted Company common stock awarded to you under the Berkshire Hills Bancorp, Inc. 2001 Stock-Based Incentive Plan and/or 2003 Equity Compensation Plan (collectively referred to as the “Incentive Plan”) that are unvested as of March 15, 2007. The Incentive Plan Trustee will vote these shares of Company common stock held in the Incentive Plan Trust in accordance with instructions it receives from you and other Stock Award Recipients.

To direct the voting of the unvested shares of Company common stock awarded to you under the Incentive Plan, you must complete and sign the attached YELLOW vote authorization form and return it in the enclosed postage-paid envelope no later than April 23, 2007.

Sincerely,

/s/ Michael P. Daly

Michael P. Daly
President and Chief Executive Officer

VOTE AUTHORIZATION FORM

I understand that First Bankers Trust Services, Inc., the Trustee, is the holder of record and custodian of all unvested restricted shares of Berkshire Hills Bancorp, Inc. (the “Company”) common stock awarded to me under the Berkshire Hills Bancorp, Inc. 2001 Stock-Based Incentive Plan and/or 2003 Equity Compensation Plan (collectively referred to as the “Incentive Plan”). Further, I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held on May 3, 2007.

Accordingly, please vote my shares as follows:

1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

John B. Davies, Rodney C. Dimock, Edward G. McCormick and David E. Phelps

FOR ALL
FOR	WITHHOLD	EXCEPT

☐	☐	☐

INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

2.	The ratification of the appointment of Wolf & Company, P.C. as the independent registered public accounting firm of Berkshire Hills Bancorp, Inc. for the fiscal year ending December 31, 2007.

FOR	AGAINST	ABSTAIN

☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

The Incentive Plan Trustee is hereby authorized to vote any unvested shares awarded to me as indicated above.

Date	Signature

Please date, sign and return this form in the enclosed envelope no later than April 23, 2007.

VOTE AUTHORIZATION FORM

I understand that First Bankers Trust Services, Inc., the Trustee, is the holder of record and custodian of all shares of Berkshire Hills Bancorp, Inc. (the “Company”) common stock allocated to me under the Berkshire Bank Supplemental Executive Retirement Plan. Further, I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held on May 3, 2007.

Accordingly, please vote my shares as follows:

1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

John B. Davies, Rodney C. Dimock, Edward G. McCormick and David E. Phelps

FOR ALL
FOR	WITHHOLD	EXCEPT

☐	☐	☐

INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

2.	The ratification of the appointment of Wolf & Company, P.C. as the independent registered public accounting firm of Berkshire Hills Bancorp, Inc. for the fiscal year ending December 31, 2007.

FOR	AGAINST	ABSTAIN

☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

The Trustee is hereby authorized to vote any shares allocated to me as indicated above.

Date	Signature

Please date, sign and return this form in the enclosed envelope no later than April 23, 2007.

[Berkshire Hills Bancorp, Inc. Letterhead]

Dear Woronoco ESOP Participant:

On behalf of the Board of Directors of Berkshire Hills Bancorp, Inc. (the “Company”), I am forwarding you the attached BLUE vote authorization form for you to convey your voting instructions to First Bankers Trust Services, Inc. (the “Trustee”) on the proposals to be presented at the Annual Meeting of Stockholders of Berkshire Hills Bancorp, Inc. to be held on May 3, 2007. Also enclosed is a Notice and Proxy Statement for the Annual Meeting of Stockholders and a copy of the Company’s Annual Report to Stockholders.

As a participant in the Woronoco Savings Bank Employee Stock Ownership Plan, as assumed by Berkshire Bank (the “Woronoco ESOP”), you are entitled to vote all shares of Company common stock allocated to your account as of March 15, 2007. All allocated shares of Company common stock will be voted as directed by participants, so long as participant instructions are received by the Trustee by April 23, 2007. If you do not direct the Trustee how to vote the shares of Company common stock allocated to your account, the Trustee will vote your shares in a manner calculated most accurately to reflect the instructions it receives from other participants, subject to its fiduciary duties.

To direct the voting of the shares of Company common stock allocated to your account under the Woronoco ESOP, please complete and sign the attached BLUE vote authorization form and return it in the enclosed postage-paid envelope no later than April 23, 2007. Your vote will not be revealed, directly or indirectly, to any employee or director of the Company or Berkshire Bank.

Sincerely,

/s/ Michael P. Daly

Michael P. Daly
President and Chief Executive Officer

VOTE AUTHORIZATION FORM

I understand that First Bankers Trust Services, Inc., the Trustee, is the holder of record and custodian of all shares of Berkshire Hills Bancorp, Inc. (the “Company”) common stock allocated to me under the Woronoco Savings Bank Employee Stock Ownership Plan. Further, I understand that my voting instructions are solicited on behalf of the Company’s Board of Directors for the Annual Meeting of Stockholders to be held on May 3, 2007.

Accordingly, please vote my shares as follows:

1.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

John B. Davies, Rodney D. Dimock, Edward G. McCormick and David E. Phelps

FOR ALL
FOR	WITHHOLD	EXCEPT

☐	☐	☐

INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

2.	The ratification of the appointment of Wolf & Company, P.C. as the independent registered public accounting firm of Berkshire Hills Bancorp, Inc. for the fiscal year ending December 31, 2007.

FOR	AGAINST	ABSTAIN

☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

The Trustee is hereby authorized to vote any shares allocated to me as indicated above.

Date	Signature

Please date, sign and return this form in the enclosed envelope no later than April 23, 2007.